EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	October 18, 2007
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $1.22

PER DILUTED COMMON SHARE FOR THIRD QUARTER 2007

SALT LAKE CITY, October 18, 2007 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported third quarter net earnings applicable to common shareholders of $132.0 million, or $1.22 per diluted common share, compared to $153.7 million or $1.42 per diluted common share for the third quarter of 2006. The return on average common equity was 10.50% compared to 12.50% for the second quarter of 2007 and 13.41% for the third quarter of 2006.

Comparisons to 2006 include the impact of the Company’s acquisition of The Stockmen’s Bancorp, Inc., which became effective January 17, 2007.

Third Quarter 2007 Key Performance Highlights Compared to Second Quarter 2007

•	Loan growth of $1.0 billion.

•	Increased credit costs:

Provision for loan losses of $55.4 million, up $37.6 million.

Net loan and lease charge-offs of $18.1 million, up $9.4 million.

Nonperforming assets of $196.6 million, up $101.2 million.

•	Net interest margin of 4.44%, down nine basis points.

•	Average core deposits increased slightly; average total and demand deposits decreased slightly.

- more -

ZIONS BANCORPORATION

Press Release – Page 2

October 18, 2007

“We were pleased by the strength of loan growth during the quarter. Unfortunately, these positive results were overshadowed by the effects of weaker credit conditions in the Southwestern residential real estate development markets, as well as lagging low-cost deposit growth.” said Harris H. Simmons, chairman and chief executive officer.

Year-to-date net earnings applicable to common shareholders were $437.2 million or $4.01 per diluted common share compared to $436.6 million or $4.04 per diluted common share for the same period in 2006. The return on average common equity for the first nine months of 2007 was 11.74% compared to 13.18% for the first nine months of 2006.

Loan Growth

On-balance-sheet net loans and leases were $37.8 billion at September 30, 2007, an increase of approximately $1.0 billion or 11.2% annualized from $36.8 billion at June 30, 2007, and an increase of approximately $4.1 billion or 12.2% from $33.7 billion at September 30, 2006. Loan growth during the quarter was concentrated primarily in the commercial lending and secondarily in the commercial real estate categories, principally at Zions Bank, Amegy Bank of Texas, and Vectra Bank Colorado.

Deposits

Average core deposits for the third quarter of 2007 increased $0.2 billion or 2.5% annualized to $31.1 billion compared to $30.9 billion for the second quarter of 2007 and increased $1.6 billion or 5.6% compared to $29.4 billion for the third quarter of 2006. Average noninterest-bearing demand deposits for the third quarter of 2007 were $9.4 billion compared to $9.6 billion for the second quarter of 2007. Average total deposits for the third quarter of 2007 decreased to $35.8 billion compared to $36.0 billion for the second quarter of 2007 and increased $2.8 billion or 8.5% compared to $33.0 billion for the third quarter of 2006.

Net Interest Income

Net interest income for the third quarter of 2007 increased $7.3 million or 6.2% annualized to $476.6 million compared to $469.3 million for the second quarter of 2007, and increased $30.1 million or 6.7% compared to $446.5 million for the third quarter of 2006. Taxable-equivalent net interest income for the

- more -

ZIONS BANCORPORATION

Press Release – Page 3

October 18, 2007

third quarter of 2007 increased $7.1 million or 5.9% annualized to $483.1 million compared to $476.1 million for the second quarter of 2007, and increased $30.5 million or 6.7% from $452.6 million for the third quarter of 2006.

During the third quarter of 2007, the Company purchased asset-backed commercial paper from Lockhart Funding, LLC, a qualifying special-purpose entity sponsored by Zions Bank. The amount of commercial paper included in money market investments on the Company’s average balance sheet for the third quarter was approximately $232 million. The amount of the purchased commercial paper outstanding at September 30, 2007 was approximately $500 million. These purchases were made to provide liquidity to Lockhart during the recent disruptions in the credit markets. As of October 17, 2007, the amount of purchased commercial paper had decreased to approximately $174 million.

The net interest margin was 4.44% for the third quarter of 2007 compared to 4.53% for the second quarter of 2007 and 4.58% for the third quarter of 2006. The decrease in the net interest margin during the quarter primarily resulted from the decline in average noninterest-bearing deposit balances and from the strong loan growth being funded mainly by increased nondeposit borrowings. The net interest margin was not meaningfully impacted during the quarter by the Federal Reserve’s reduction in September of its targeted Federal Funds rate.

Noninterest Income

Noninterest income for the third quarter of 2007 was $145.8 million compared to $141.3 million for the second quarter of 2007 and $145.3 million for the third quarter of 2006. Loan sales and servicing income increased during the quarter primarily due to the absence of pretax impairment charges on retained interests from certain previous small business loan securitizations. Income from securities conduit decreased $2.7 million primarily because of the higher cost of asset-backed commercial paper. Dividends and other investment income increased $3.4 million primarily due to increased income from investments accounted for on the equity method. Trading and nonhedge derivative income decreased $10.4 million primarily because of decreases in the fair value of nonhedge derivatives due to the decreasing spreads between LIBOR and prime rates. Net equity securities gains increased during the quarter primarily because of $11.1 million of net gains on venture capital investments. Net of related

- more -

ZIONS BANCORPORATION

Press Release – Page 4

October 18, 2007

minority interest of $7.5 million, income taxes and other expenses, the gains from consolidated venture capital investments increased net income by approximately $1.9 million, or $0.02 per diluted common share.

Noninterest Expense

Noninterest expense for the third quarter of 2007 was $352.0 million compared to $347.6 million for the second quarter of 2007 and $330.0 million for the third quarter of 2006. The efficiency ratio for the third quarter of 2007 was 56.0% compared to 56.3% for the second quarter of 2007 and 55.2% for the third quarter of 2006. Adjusted for the effect of limited liability company minority interest, the effective income tax rate was 34.6% for the third quarter of 2007 compared to 35.1% for the second quarter of 2007.

Asset Quality

Nonperforming assets were $196.6 million at September 30, 2007 compared to $95.4 million at June 30, 2007 and $74.8 million at September 30, 2006, primarily reflecting continuing weakness in residential development and construction activity in the Southwest. The ratio of nonperforming assets to net loans and leases and other real estate owned was 0.52% at September 30, 2007 compared to 0.26% at June 30, 2007 and 0.22% at September 30, 2006.

Net loan and lease charge-offs for the third quarter of 2007 were $18.1 million or 0.19% annualized of average loans. This compares with $8.7 million or 0.10% annualized of average loans for the second quarter of 2007 and $6.5 million or 0.08% annualized of average loans for the third quarter of 2006.

The provision for loan losses was $55.4 million for the third quarter of 2007 compared to $17.8 million for the second quarter of 2007 and $14.4 million for the third quarter of 2006. The combined provisions for loan losses and unfunded lending commitments were $55.5 million for the third quarter of 2007, $19.0 million for the second quarter of 2007, and $15.4 million for the third quarter of 2006.

The allowance for loan losses as a percentage of net loans and leases was 1.11% at September 30, 2007,

- more -

ZIONS BANCORPORATION

Press Release – Page 5

October 18, 2007

1.03% at June 30, 2007 and 1.06% at September 30, 2006. The allowance was 226.5% of nonperforming loans at September 30, 2007. The combined allowances for credit losses (allowance for loan losses plus the allowance for unfunded lending commitments) were $439.6 million or 1.16% of net loans and leases at September 30, 2007 compared to $401.5 million or 1.09% at June 30, 2007 and $375.0 million or 1.11% at September 30, 2006.

Capital Management

Under its stock repurchase plan, the Company repurchased 1,194,296 common shares for $90.0 million during the third quarter of 2007 at an average price of $75.37 per share. The Company has not repurchased any shares since August 16, 2007. At September 30, 2007, approximately $56.3 million remained under the current $400 million repurchase authorization. For the first nine months of 2007, the Company repurchased approximately 3.9 million common shares. Approximately 2.6 million shares were issued in January 2007 for the Stockmen’s acquisition.

The Company’s tangible equity ratio was 6.40% at September 30, 2007 compared to 6.52% at June 30, 2007 and 5.92% at September 30, 2006. The decrease from the previous quarter is primarily due to loan growth, share repurchases, and reduced earnings partially offset by reductions in accumulated other comprehensive loss.

Weighted average common and common-equivalent shares outstanding for the third quarter of 2007 were 107,879,963 compared to 109,123,735 for the second quarter of 2007 and 108,061,423 for the third quarter of 2006. Common shares outstanding at September 30, 2007 were 106,934,360 compared to 108,034,079 at June 30, 2007 and 106,804,606 at September 30, 2006. The decrease for the quarter was mainly due to share repurchases.

Other Events

As previously announced, effective September 6, 2007, the Company’s Amegy Bank of Texas subsidiary completed its acquisition of Intercontinental Bank Shares Corporation, located in San Antonio, Texas. Approximately $58 million in loans and $105 million in deposits, including $98 million in core deposits, were added to the Company’s balance sheet.

- more -

ZIONS BANCORPORATION

Press Release – Page 6

October 18, 2007

During the third quarter of 2007, the Company successfully completed the systems conversion of its California Bank & Trust subsidiary.

Conference Call

Zions will host a conference call to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 18, 2007). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-800-510-9836 (international: 617-614-3670) and entering the passcode 62946441, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Thursday, October 18, through midnight ET on Thursday, October 25, by dialing 1-888-286-8010 (international: 617-801-6888) and entering the passcode 30695070. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through over 500 offices and approximately 600 ATMs in ten Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information

Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not

- more -

ZIONS BANCORPORATION

Press Release – Page 7

October 18, 2007

guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2006 Annual Report on Form 10-K of Zions Bancorporation filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site ( http://www.sec.gov ).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

- more -

ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 8

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except per share and ratio data)	2007	2006	% Change	2007	2006	% Change

EARNINGS
Taxable-equivalent net interest income	$483,115	$452,606	6.74%	$1,422,896	$1,323,691	7.49%
Taxable-equivalent revenue	628,938	597,935	5.19%	1,855,474	1,735,019	6.94%
Net interest income	476,637	446,511	6.75%	1,403,067	1,305,685	7.46%
Noninterest income	145,823	145,329	0.34%	432,578	411,328	5.17%
Provision for loan losses	55,354	14,363	285.39%	82,228	45,897	79.16%
Noninterest expense	352,031	330,028	6.67%	1,051,622	987,511	6.49%
Income before income taxes and minority interest	215,075	247,449	(13.08)%	701,795	683,605	2.66%
Income taxes	71,853	83,790	(14.25)%	246,772	237,869	3.74%
Minority interest	7,490	9,985	(24.99)%	6,819	9,119	(25.22)%
Net income	135,732	153,674	(11.68)%	448,204	436,617	2.65%
Net earnings applicable to common shareholders	131,962	153,674	(14.13)%	437,224	436,617	0.14%

PER COMMON SHARE
Net earnings (diluted)	1.22	1.42	(14.08)%	4.01	4.04	(0.74)%
Dividends	0.43	0.36	19.44%	1.25	1.08	15.74%
Book value per common share				46.92	43.47	7.94%

SELECTED RATIOS
Return on average assets	1.10%	1.36%		1.24%	1.34%
Return on average common equity	10.50%	13.41%		11.74%	13.18%
Efficiency ratio	55.97%	55.19%		56.68%	56.92%
Net interest margin	4.44%	4.58%		4.49%	4.64%

- more -

ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 9

FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except share and ratio data)	2007	2006	% Change	2007	2006	% Change

AVERAGE BALANCES
Total assets	$48,903,319	$44,680,382	9.45%	$48,141,571	$43,710,533	10.14%
Securities	5,221,722	5,605,249	(6.84)%	5,480,047	5,849,953	(6.32)%
Net loans and leases	37,194,850	33,105,716	12.35%	36,254,519	31,834,510	13.88%
Goodwill	2,015,532	1,881,708	7.11%	2,003,972	1,884,462	6.34%
Core deposit and other intangibles	177,864	175,259	1.49%	186,884	185,619	0.68%
Total deposits	35,756,600	32,964,029	8.47%	35,636,209	32,390,954	10.02%
Core deposits (1)	31,067,905	29,427,975	5.57%	30,769,026	29,394,957	4.67%
Minority interest	37,527	37,854	(0.86)%	37,747	31,556	19.62%
Shareholders' equity:
Preferred equity	240,000	–	–	240,000	–	–
Common equity	4,987,275	4,545,990	9.71%	4,978,473	4,428,182	12.43%

Weighted average common and common-equivalent shares outstanding	107,879,963	108,061,423	(0.17)%	109,059,322	107,949,894	1.03%

AT PERIOD END
Total assets				$50,044,686	$45,777,747	9.32%
Securities				5,261,057	5,817,571	(9.57)%
Net loans and leases				37,822,259	33,706,110	12.21%
Sold loans being serviced (2)				2,022,142	2,796,644	(27.69)%
Allowance for loan losses				418,165	356,342	17.35%
Allowance for unfunded lending commitments				21,394	18,637	14.79%
Goodwill				2,021,519	1,884,328	7.28%
Core deposit and other intangibles				172,140	168,135	2.38%
Total deposits				35,774,713	33,640,991	6.34%
Core deposits (1)				31,239,069	30,027,827	4.03%
Minority interest				37,411	41,158	(9.10)%
Shareholders' equity:
Preferred equity				240,000	–	–
Common equity				5,016,980	4,643,166	8.05%

Common shares outstanding				106,934,360	106,804,606	0.12%

Average equity to average assets	10.69%	10.17%		10.84%	10.13%
Common dividend payout	34.96%	25.00%		30.96%	26.31%
Tangible equity ratio				6.40%	5.92%
Nonperforming assets				196,575	74,815	162.75%
Accruing loans past due 90 days or more				64,516	20,407	216.15%
Nonperforming assets to net loans and leases and other real estate owned at period end				0.52%	0.22%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

- more -

ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 10

FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
(In thousands, except per share and ratio data)	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

EARNINGS
Taxable-equivalent net interest income	$483,115	$476,060	$463,721	$465,267	$452,606
Taxable-equivalent revenue	628,938	617,401	609,135	605,148	597,935
Net interest income	476,637	469,347	457,083	459,039	446,511
Noninterest income	145,823	141,341	145,414	139,881	145,329
Provision for loan losses	55,354	17,763	9,111	26,675	14,363
Noninterest expense	352,031	347,612	351,979	342,926	330,028
Income before income taxes and minority interest	215,075	245,313	241,407	229,319	247,449
Income taxes	71,853	86,065	88,854	80,081	83,790
Minority interest	7,490	34	(705)	2,730	9,985
Net income	135,732	159,214	153,258	146,508	153,674
Net earnings applicable to common shareholders	131,962	155,607	149,655	142,673	153,674

PER COMMON SHARE
Net earnings (diluted)	1.22	1.43	1.36	1.32	1.42
Dividends	0.43	0.43	0.39	0.39	0.36
Book value per common share	46.92	46.14	46.04	44.48	43.47

SELECTED RATIOS
Return on average assets	1.10%	1.33%	1.31%	1.27%	1.36%
Return on average common equity	10.50%	12.50%	12.25%	12.08%	13.41%
Efficiency ratio	55.97%	56.30%	57.78%	56.67%	55.19%
Net interest margin	4.44%	4.53%	4.51%	4.60%	4.58%

- more -

ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 11

FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
(In thousands, except share and ratio data)	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

AVERAGE BALANCES
Total assets	$48,903,319	$47,921,787	$47,478,985	$45,818,165	$44,680,382
Securities	5,221,722	5,426,896	5,797,856	5,627,906	5,605,249
Net loans and leases	37,194,850	36,142,957	35,406,094	34,059,617	33,105,716
Goodwill	2,015,532	2,012,270	1,983,765	1,895,860	1,881,708
Core deposit and other intangibles	177,864	188,843	194,124	168,547	175,259
Total deposits	35,756,600	35,964,203	35,181,504	33,853,608	32,964,029
Core deposits (1)	31,067,905	30,873,001	30,358,375	29,763,841	29,427,975
Minority interest	37,527	35,009	40,741	40,471	37,854
Shareholders' equity:
Preferred equity	240,000	240,000	240,000	65,216	–
Common equity	4,987,275	4,993,383	4,954,400	4,685,507	4,545,990

Weighted average common and common-equivalent shares outstanding	107,879,963	109,123,735	110,106,637	108,221,096	108,061,423

AT PERIOD END
Total assets	$50,044,686	$48,691,445	$48,558,866	$46,970,226	$45,777,747
Securities	5,261,057	5,289,180	5,608,927	5,767,467	5,817,571
Net loans and leases	37,822,259	36,788,205	35,944,848	34,667,556	33,706,110
Sold loans being serviced (2)	2,022,142	2,201,897	2,401,355	2,586,451	2,796,644
Allowance for loan losses	418,165	380,295	371,213	365,150	356,342
Allowance for unfunded lending commitments	21,394	21,222	20,000	19,368	18,637
Goodwill	2,021,519	2,013,314	2,011,889	1,900,517	1,884,328
Core deposit and other intangibles	172,140	180,867	192,677	162,134	168,135
Total deposits	35,774,713	36,185,572	36,325,739	34,981,746	33,640,991
Core deposits (1)	31,239,069	31,303,578	31,238,791	30,679,690	30,027,827
Minority interest	37,411	32,094	38,691	42,791	41,158
Shareholders' equity:
Preferred equity	240,000	240,000	240,000	240,000	–
Common equity	5,016,980	4,984,702	5,021,170	4,747,023	4,643,166

Common shares outstanding	106,934,360	108,034,079	109,052,149	106,720,884	106,804,606

Average equity to average assets	10.69%	10.92%	10.94%	10.37%	10.17%
Common dividend payout	34.96%	29.88%	28.57%	29.51%	25.00%
Tangible equity ratio	6.40%	6.52%	6.59%	6.51%	5.92%
Nonperforming assets	196,575	95,398	82,524	81,994	74,815
Accruing loans past due 90 days or more	64,516	47,782	56,880	43,727	20,407
Nonperforming assets to net loans and leases and other real estate owned at period end	0.52%	0.26%	0.23%	0.24%	0.22%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

- more -

ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 12

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$1,481,238	$1,640,946	$1,574,519	$1,938,810	$1,616,910
Money market investments:
Interest-bearing deposits and commercial paper	513,395	39,881	17,325	43,203	39,882
Federal funds sold	23,567	120,959	527,691	55,658	72,036
Security resell agreements	484,678	482,893	439,722	270,415	272,643
Investment securities:
Held to maturity, at cost (approximate market value $686,026, $685,521, $663,474, $648,828 and $655,170)	695,842	702,189	667,269	653,124	662,547
Available for sale, at market	4,549,721	4,564,183	4,909,220	5,050,907	5,062,409
Trading account, at market (includes $22, $1,745, $1,095, $34,494 and $60,331 transferred as collateral under repurchase agreements)	15,494	22,808	32,438	63,436	92,615

	5,261,057	5,289,180	5,608,927	5,767,467	5,817,571
Loans:
Loans held for sale	200,653	226,041	266,880	252,818	268,305
Loans and leases	37,778,228	36,715,752	35,832,061	34,566,118	33,583,499

	37,978,881	36,941,793	36,098,941	34,818,936	33,851,804
Less:
Unearned income and fees, net of related costs	156,622	153,588	154,093	151,380	145,694
Allowance for loan losses	418,165	380,295	371,213	365,150	356,342

Loans and leases, net of allowance	37,404,094	36,407,910	35,573,635	34,302,406	33,349,768

Other noninterest-bearing investments	1,043,475	972,830	988,015	1,022,383	1,005,989
Premises and equipment, net	658,294	648,731	645,391	609,472	587,807
Goodwill	2,021,519	2,013,314	2,011,889	1,900,517	1,884,328
Core deposit and other intangibles	172,140	180,867	192,677	162,134	168,135
Other real estate owned	11,973	10,646	9,682	9,250	9,986
Other assets	969,256	883,288	969,393	888,511	952,692

	$50,044,686	$48,691,445	$48,558,866	$46,970,226	$45,777,747

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$9,322,668	$9,857,638	$9,761,255	$10,010,310	$9,750,064
Interest-bearing:
Savings and money market	14,811,615	14,712,294	15,003,091	14,673,478	14,706,943
Internet money market	1,707,544	1,544,031	1,464,535	1,185,409	1,117,105
Time under $100,000	2,599,595	2,535,881	2,485,720	2,257,967	2,154,894
Time $100,000 and over	4,535,644	4,881,994	5,086,948	4,302,056	3,613,164
Foreign	2,797,647	2,653,734	2,524,190	2,552,526	2,298,821

	35,774,713	36,185,572	36,325,739	34,981,746	33,640,991

Securities sold, not yet purchased	21,036	28,456	190,878	175,993	53,802
Federal funds purchased	2,391,805	2,221,887	2,132,682	1,993,483	2,286,561
Security repurchase agreements	1,070,702	1,061,598	924,922	934,057	1,108,771
Other liabilities	560,853	602,173	662,589	621,922	657,657
Commercial paper	411,007	228,607	186,978	220,507	265,769
Federal Home Loan Bank advances and other borrowings:
One year or less	2,037,644	664,509	323,598	517,925	313,259
Over one year	128,218	128,832	129,446	137,058	132,854
Long-term debt	2,354,317	2,313,015	2,382,173	2,357,721	2,633,759

Total liabilities	44,750,295	43,434,649	43,259,005	41,940,412	41,093,423

Minority interest	37,411	32,094	38,691	42,791	41,158
Shareholders’ equity:
Capital stock:
Preferred stock, without par value, authorized 3,000,000 shares:
Series A (liquidation preference $1,000 per share); issued and outstanding 240,000 shares	240,000	240,000	240,000	240,000	–
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 106,934,360, 108,034,079, 109,052,149, 106,720,884 and 106,804,606 shares	2,200,228	2,279,722	2,381,509	2,230,303	2,240,458
Retained earnings	2,914,439	2,828,613	2,719,502	2,602,189	2,501,625
Accumulated other comprehensive loss	(86,914)	(112,840)	(69,257)	(75,849)	(89,292)
Deferred compensation	(10,773)	(10,793)	(10,584)	(9,620)	(9,625)

Total shareholders’ equity	5,256,980	5,224,702	5,261,170	4,987,023	4,643,166

	$50,044,686	$48,691,445	$48,558,866	$46,970,226	$45,777,747

- more -

ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 13

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

Interest income:
Interest and fees on loans	$724,598	$697,022	$674,577	$665,791	$638,610
Interest on loans held for sale	3,695	4,322	3,875	4,066	4,275
Lease financing	5,461	5,234	5,206	4,974	4,690
Interest on money market investments	10,841	7,756	6,342	6,116	6,241
Interest on securities:
Held to maturity – taxable	2,343	2,064	2,203	2,220	2,217
Held to maturity – nontaxable	6,402	6,227	6,091	5,963	5,732
Available for sale – taxable	61,248	63,825	68,507	68,075	66,078
Available for sale – nontaxable	2,274	2,398	2,458	2,083	2,089
Trading account	880	766	1,192	2,009	1,621

Total interest income	817,742	789,614	770,451	761,297	731,553

Interest expense:
Interest on savings and money market deposits	123,586	117,295	113,103	112,105	109,410
Interest on time and foreign deposits	119,781	120,445	112,885	102,025	86,635
Interest on short-term borrowings	59,034	43,369	48,692	45,504	46,778
Interest on long-term debt	38,704	39,158	38,688	42,624	42,219

Total interest expense	341,105	320,267	313,368	302,258	285,042

Net interest income	476,637	469,347	457,083	459,039	446,511
Provision for loan losses	55,354	17,763	9,111	26,675	14,363

Net interest income after provision for loan losses	421,283	451,584	447,972	432,364	432,148

Noninterest income:
Service charges and fees on deposit accounts	46,919	45,116	43,385	41,628	40,478
Loan sales and servicing income	11,607	8,998	9,258	12,332	10,972
Other service charges, commissions and fees	51,623	49,911	45,153	45,645	45,025
Trust and wealth management income	9,040	9,125	8,216	8,057	7,147
Income from securities conduit	3,221	5,968	6,515	7,567	7,741
Dividends and other investment income	14,720	11,271	11,093	10,360	10,403
Trading and nonhedge derivative income (loss)	(5,218)	5,224	5,200	4,991	3,641
Equity securities gains, net	11,072	100	5,198	5,875	13,180
Fixed income securities gains (losses), net	58	13	3,701	(554)	1,563
Other	2,781	5,615	7,695	3,980	5,179

Total noninterest income	145,823	141,341	145,414	139,881	145,329

Noninterest expense:
Salaries and employee benefits	204,488	198,668	205,587	189,627	190,554
Occupancy, net	27,203	26,334	26,589	25,170	25,807
Furniture and equipment	23,996	24,272	23,267	22,623	20,361
Legal and professional services	10,918	11,242	9,537	11,234	11,386
Postage and supplies	10,024	9,025	8,047	8,402	8,313
Advertising	6,624	7,517	6,457	7,100	6,566
Debt extinguishment cost	–	–	89	7,261	–
Merger related expense	682	1,491	2,406	2,199	2,549
Amortization of core deposit and other intangibles	11,495	11,812	11,129	10,899	10,716
Provision for unfunded lending commitments	172	1,222	306	731	1,045
Other	56,429	56,029	58,565	57,680	52,731

Total noninterest expense	352,031	347,612	351,979	342,926	330,028

Income before income taxes and minority interest	215,075	245,313	241,407	229,319	247,449
Income taxes	71,853	86,065	88,854	80,081	83,790
Minority interest	7,490	34	(705)	2,730	9,985

Net income	135,732	159,214	153,258	146,508	153,674
Preferred stock dividend	3,770	3,607	3,603	3,835	–

Net earnings applicable to common shareholders	$131,962	$155,607	$149,655	$142,673	$153,674

Weighted average common shares outstanding during the period:
Basic shares	106,814	107,803	108,414	106,457	106,285
Diluted shares	107,880	109,124	110,107	108,221	108,061

Net earnings per common share:
Basic	$1.24	$1.44	$1.38	$1.34	$1.45
Diluted	1.22	1.43	1.36	1.32	1.42

- more -

ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 14

CONSOLIDATED STATEMENTS OF INCOME (Continued)

(Unaudited)

	Nine Months Ended September 30,
(In thousands, except per share amounts)	2007	2006

Interest income:
Interest and fees on loans	$2,096,197	$1,772,533
Interest on loans held for sale	11,892	12,376
Lease financing	15,901	13,316
Interest on money market investments	24,939	18,598
Interest on securities:
Held to maturity – taxable	6,610	6,641
Held to maturity – nontaxable	18,720	16,946
Available for sale – taxable	193,580	204,177
Available for sale – nontaxable	7,130	6,547
Trading account	2,838	5,690

Total interest income	2,377,807	2,056,824

Interest expense:
Interest on savings and money market deposits	353,984	293,164
Interest on time and foreign deposits	353,111	213,544
Interest on short-term borrowings	151,095	118,831
Interest on long-term debt	116,550	125,600

Total interest expense	974,740	751,139

Net interest income	1,403,067	1,305,685
Provision for loan losses	82,228	45,897

Net interest income after provision for loan losses	1,320,839	1,259,788

Noninterest income:
Service charges and fees on deposit accounts	135,420	119,146
Loan sales and servicing income	29,863	41,861
Other service charges, commissions and fees	146,687	126,122
Trust and wealth management income	26,381	21,913
Income from securities conduit	15,704	24,639
Dividends and other investment income	37,084	29,558
Trading and nonhedge derivative income	5,206	13,510
Equity securities gains, net	16,370	11,966
Fixed income securities gains, net	3,772	6,970
Other	16,091	15,643

Total noninterest income	432,578	411,328

Noninterest expense:
Salaries and employee benefits	608,743	562,052
Occupancy, net	80,126	74,437
Furniture and equipment	71,535	66,102
Legal and professional services	31,697	28,900
Postage and supplies	27,096	24,674
Advertising	20,598	19,365
Debt extinguishment cost	89	–
Impairment losses on long-lived assets	–	1,304
Merger related expense	4,579	18,262
Amortization of core deposit and other intangibles	34,436	32,101
Provision for unfunded lending commitments	1,700	517
Other	171,023	159,797

Total noninterest expense	1,051,622	987,511

Income before income taxes and minority interest	701,795	683,605
Income taxes	246,772	237,869
Minority interest	6,819	9,119

Net income	448,204	436,617
Preferred stock dividend	10,980	–

Net earnings applicable to common shareholders	$437,224	$436,617

Weighted average common shares outstanding during the period:
Basic shares	107,671	105,922
Diluted shares	109,059	107,950

Net earnings per common share:
Basic	$4.06	$4.12
Diluted	4.01	4.04

- more -

ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 15

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)	Preferred stock	Common stock	Retained earnings	Accumulated other comprehensive income (loss)	Deferred compensation	Total shareholders' equity

Balance, December 31, 2006	$240,000	$2,230,303	$2,602,189	$(75,849)	$(9,620)	$4,987,023
Cumulative effect of change in accounting principle, adoption of FIN 48			10,408			10,408
Comprehensive income:
Net income for the period			448,204			448,204
Other comprehensive loss, net of tax:
Net realized and unrealized holding losses on investments and retained interests				(49,338)
Foreign currency translation				12
Reclassification for net realized gains on investments recorded in operations				(3,889)
Net unrealized gains on derivative instruments				42,150

Other comprehensive loss				(11,065)		(11,065)

Total comprehensive income						437,139
Stock redeemed and retired		(321,974)				(321,974)
Net stock options exercised		66,795				66,795
Common stock issued in acquisition		206,075				206,075
Share-based compensation		19,029				19,029
Dividends declared on preferred stock			(10,980)			(10,980)
Cash dividends on common stock, $1.25 per share			(135,382)			(135,382)
Change in deferred compensation					(1,153)	(1,153)

Balance, September 30, 2007	$240,000	$2,200,228	$2,914,439	$(86,914)	$(10,773)	$5,256,980

Balance, December 31, 2005	$–	$2,156,732	$2,179,885	$(83,043)	$(16,310)	$4,237,264
Comprehensive income:
Net income for the period			436,617			436,617
Other comprehensive loss, net of tax:
Net realized and unrealized holding losses on investments and retained interests				(11,134)
Foreign currency translation				646
Reclassification for net realized gains on investments recorded in operations				(2,424)
Net unrealized gains on derivative instruments				6,663

Other comprehensive loss				(6,249)		(6,249)

Total comprehensive income						430,368
Stock redeemed and retired		(1,439)				(1,439)
Net stock options exercised		79,014				79,014
Reclassification of deferred compensation, adoption of SFAS 123R		(11,111)			11,111	–
Share-based compensation		17,262				17,262
Cash dividends on common stock, $1.08 per share			(114,877)			(114,877)
Change in deferred compensation					(4,426)	(4,426)

Balance, September 30, 2006	$–	$2,240,458	$2,501,625	$(89,292)	$(9,625)	$4,643,166

Total comprehensive income for the three months ended September 30, 2007 and 2006 was $161,658 and $212,709, respectively.

- more -

ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 16

Nonperforming Assets

(Unaudited)

(In thousands)	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

Nonaccrual loans	$174,315	$82,314	$69,580	$66,405	$64,650
Restructured loans	10,287	2,438	132	164	179
Other real estate owned	11,973	10,646	9,682	9,250	9,986
Other assets	–	–	3,130	6,175	–

Total	$196,575	$95,398	$82,524	$81,994	$74,815

% of net loans and leases* and other real estate owned	0.52%	0.26%	0.23%	0.24%	0.22%

Accruing loans past due 90 days or more	$64,516	$47,782	$56,880	$43,727	$20,407

% of net loans and leases*	0.17%	0.13%	0.16%	0.13%	0.06%

*Includes loans held for sale.

Allowances for Credit Losses (Unaudited)

	Three Months Ended
(In thousands)	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

Allowance for Loan Losses
Balance at beginning of period	$380,295	$371,213	$365,150	$356,342	$348,475
Allowance of company acquired	578	–	7,061	–	–
Add:
Provision for losses	55,354	17,763	9,111	26,675	14,363
Deduct:
Loan and lease charge-offs	(20,815)	(13,767)	(14,079)	(23,219)	(10,882)
Recoveries	2,753	5,086	3,970	5,352	4,386

Net loan and lease charge-offs	(18,062)	(8,681)	(10,109)	(17,867)	(6,496)

Balance at end of period	$418,165	$380,295	$371,213	$365,150	$356,342

Ratio of allowance for loan losses to net loans and leases outstanding at period end	1.11%	1.03%	1.03%	1.05%	1.06%

Ratio of allowance for loan losses to nonperforming loans at period end	226.52%	448.72%	532.50%	548.53%	549.66%

Allowance for Unfunded Lending Commitments
Balance at beginning of period	$21,222	$20,000	$19,368	$18,637	$17,592
Allowance of company acquired	–	–	326	–	–
Provision charged against earnings	172	1,222	306	731	1,045

Balance at end of period	$21,394	$21,222	$20,000	$19,368	$18,637

Total Allowances for Credit Losses
Allowance for loan losses	$418,165	$380,295	$371,213	$365,150	$356,342
Allowance for unfunded lending commitments	21,394	21,222	20,000	19,368	18,637

Total allowances for credit losses	$439,559	$401,517	$391,213	$384,518	$374,979

Ratio of total allowances for credit losses to net loans and leases outstanding at period end	1.16%	1.09%	1.09%	1.11%	1.11%

- more -

ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 17

Sold Loans Being Serviced

(Unaudited)

	Three Months Ended
(In thousands)	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

Balance at beginning of period	$2,201,897	$2,401,355	$2,586,451	$2,796,644	$3,003,101
New loans sold	8,162	19,173	10,931	30,061	46,073
Payments and other reductions	(187,917)	(218,631)	(196,027)	(240,254)	(252,530)

Balance at end of period	$2,022,142	$2,201,897	$2,401,355	$2,586,451	$2,796,644

Loan Balances By Portfolio Type (Unaudited)
(In millions)	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006

Loans held for sale	$201	$226	$267	$253	$268

Commercial lending:
Commercial and industrial	9,260	8,922	8,420	8,422	7,846
Leasing	474	450	447	443	420
Owner occupied	7,347	7,123	6,867	6,260	5,855

Total commercial lending	17,081	16,495	15,734	15,125	14,121

Commercial real estate:
Construction and land development	8,396	8,037	7,739	7,483	7,362
Term	5,054	5,084	5,215	4,952	4,960

Total commercial real estate	13,450	13,121	12,954	12,435	12,322

Consumer:
Home equity credit line and other consumer real estate	2,033	1,968	1,935	1,850	1,944
1-4 family residential	4,178	4,134	4,176	4,192	4,255
Bankcard and other revolving plans	299	306	289	295	281
Other	467	456	465	457	458

Total consumer	6,977	6,864	6,865	6,794	6,938

Foreign loans	27	12	3	3	3

Other receivables	243	224	276	209	200

Total loans	$37,979	$36,942	$36,099	$34,819	$33,852

- more -

ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 18

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)

	Three Months Ended September 30, 2007			Three Months Ended June 30, 2007
(In thousands)	Average balance	Amount of interest (1)	Average rate	Average balance	Amount of interest (1)	Average rate

ASSETS
Money market investments	$784,286	$10,841	5.48%	$581,814	$7,756	5.35%
Securities:
Held to maturity	701,587	12,192	6.89%	666,283	11,644	7.01%
Available for sale	4,462,480	64,746	5.76%	4,707,154	67,514	5.75%
Trading account	57,655	880	6.06%	53,459	766	5.75%

Total securities	5,221,722	77,818	5.91%	5,426,896	79,924	5.91%

Loans:
Loans held for sale	235,345	3,695	6.23%	254,693	4,322	6.81%
Net loans and leases (2)	36,959,505	731,866	7.86%	35,888,264	704,325	7.87%

Total loans and leases	37,194,850	735,561	7.85%	36,142,957	708,647	7.86%

Total interest-earning assets	43,200,858	824,220	7.57%	42,151,667	796,327	7.58%

Cash and due from banks	1,421,895			1,494,407
Allowance for loan losses	(390,078)			(375,388)
Goodwill	2,015,532			2,012,270
Core deposit and other intangibles	177,864			188,843
Other assets	2,477,248			2,449,988

Total assets	$48,903,319			$47,921,787

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$4,337,513	9,942	0.91%	$4,511,110	10,179	0.91%
Money market	10,466,124	93,156	3.53%	10,245,788	88,578	3.47%
Internet money market	1,619,423	20,488	5.02%	1,484,748	18,538	5.01%
Time under $100,000	2,577,033	28,831	4.44%	2,518,631	27,382	4.36%
Time $100,000 and over	4,688,695	57,710	4.88%	5,091,202	61,864	4.87%
Foreign	2,703,397	33,240	4.88%	2,561,459	31,199	4.89%

Total interest-bearing deposits	26,392,185	243,367	3.66%	26,412,938	237,740	3.61%

Borrowed funds:
Securities sold, not yet purchased	20,673	252	4.84%	18,426	227	4.94%
Federal funds purchased and security repurchase agreements	3,350,693	40,123	4.75%	2,962,417	35,378	4.79%
Commercial paper	293,432	4,063	5.49%	194,134	2,647	5.47%
FHLB advances and other borrowings:
One year or less	1,115,750	14,596	5.19%	384,648	5,117	5.34%
Over one year	128,534	1,862	5.75%	129,147	1,853	5.75%
Long-term debt	2,329,325	36,842	6.28%	2,366,050	37,305	6.32%

Total borrowed funds	7,238,407	97,738	5.36%	6,054,822	82,527	5.47%

Total interest-bearing liabilities	33,630,592	341,105	4.02%	32,467,760	320,267	3.96%

Noninterest-bearing deposits	9,364,415			9,551,265
Other liabilities	643,510			634,370

Total liabilities	43,638,517			42,653,395
Minority interest	37,527			35,009
Shareholders' equity:
Preferred equity	240,000			240,000
Common equity	4,987,275			4,993,383

Total shareholders' equity	5,227,275			5,233,383

Total liabilities and shareholders' equity	$48,903,319			$47,921,787

Spread on average interest-bearing funds			3.55%			3.62%
Taxable-equivalent net interest income and net yield on interest-earning assets		$483,115	4.44%		$476,060	4.53%

(1) Taxable-equivalent rates used where applicable.

(2) Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

- more -

ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 19

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)

	Nine Months Ended September 30, 2007			Nine Months Ended September 30, 2006
(In thousands)	Average balance	Amount of interest (1)	Average rate	Average balance	Amount of interest (1)	Average rate

ASSETS
Money market investments	$620,369	$24,939	5.37%	$482,621	$18,598	5.15%
Securities:
Held to maturity	679,113	35,410	6.97%	640,245	32,712	6.83%
Available for sale	4,732,689	204,549	5.78%	5,053,420	214,249	5.67%
Trading account	68,245	2,838	5.56%	156,288	5,690	4.87%

Total securities	5,480,047	242,797	5.92%	5,849,953	252,651	5.77%

Loans:
Loans held for sale	246,360	11,892	6.45%	266,050	12,376	6.22%
Net loans and leases (2)	36,008,159	2,118,008	7.86%	31,568,460	1,791,205	7.59%

Total loans and leases	36,254,519	2,129,900	7.85%	31,834,510	1,803,581	7.57%

Total interest-earning assets	42,354,935	2,397,636	7.57%	38,167,084	2,074,830	7.27%

Cash and due from banks	1,499,900			1,479,054
Allowance for loan losses	(380,121)			(345,925)
Goodwill	2,003,972			1,884,462
Core deposit and other intangibles	186,884			185,619
Other assets	2,476,001			2,340,239

Total assets	$48,141,571			$43,710,533

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$4,452,344	30,181	0.91%	$4,157,492	21,338	0.69%
Money market	10,320,360	267,985	3.47%	10,815,031	240,367	2.97%
Internet money market	1,476,561	55,818	5.05%	928,579	31,459	4.53%
Time under $100,000	2,510,342	81,939	4.36%	2,012,586	53,998	3.59%
Time $100,000 and over	4,867,183	176,992	4.86%	2,995,997	93,296	4.16%
Foreign	2,570,641	94,180	4.90%	1,964,021	66,250	4.51%

Total interest-bearing deposits	26,197,431	707,095	3.61%	22,873,706	506,708	2.96%

Borrowed funds:
Securities sold, not yet purchased	30,892	1,060	4.59%	60,818	2,052	4.51%
Federal funds purchased and security repurchase agreements	3,104,079	110,978	4.78%	2,734,524	86,930	4.25%
Commercial paper	222,523	9,075	5.45%	215,100	8,217	5.11%
FHLB advances and other borrowings:
One year or less	759,780	29,982	5.28%	550,737	21,632	5.25%
Over one year	131,393	5,686	5.79%	153,524	6,443	5.61%
Long-term debt	2,356,434	110,864	6.29%	2,479,316	119,157	6.43%

Total borrowed funds	6,605,101	267,645	5.42%	6,194,019	244,431	5.28%

Total interest-bearing liabilities	32,802,532	974,740	3.97%	29,067,725	751,139	3.45%

Noninterest-bearing deposits	9,438,778			9,517,248
Other liabilities	644,041			665,822

Total liabilities	42,885,351			39,250,795
Minority interest	37,747			31,556
Shareholders’ equity:
Preferred equity	240,000			–
Common equity	4,978,473			4,428,182

Total shareholders’ equity	5,218,473			4,428,182

Total liabilities and shareholders’ equity	$48,141,571			$43,710,533

Spread on average interest-bearing funds			3.60%			3.82%
Taxable-equivalent net interest income and net yield on interest-earning assets		$1,422,896	4.49%		$1,323,691	4.64%

(1) Taxable-equivalent rates used where applicable.

(2) Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

# # # # # # #